UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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MidCap Financial Investment Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED JUNE 9, 2025

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement, dated June 9, 2025 (this “Supplement”), amends and restates the disclosure in the Definitive Proxy Statement (the “Proxy Statement”) of MidCap Financial Investment Corporation, a Maryland Corporation (the “Company”) for the 2025 Annual Meeting of Stockholders (the “Meeting”), filed with the Securities and Exchange Commission on April 29, 2025, under the heading “Proposal 1: Election of Directors – Committees of the Board of Directors” relating to director attendance at meetings of the Board of Directors and committee meetings (the “Supplemental Disclosure”). The Supplemental Disclosure should be read in conjunction with the Proxy Statement.

The Supplemental Disclosure does not change the proposals to be acted on at the Meeting or the recommendation of the Board of Directors (the “Board”) with respect to any proposals. Except as specifically amended and restated by the Supplemental Disclosure contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Meeting, and the Proxy Statement contains other important additional information. Capitalized terms used in the Supplemental Disclosure and not otherwise defined herein have the meanings given to them in the Proxy Statement.

The information under the heading “Committees of the Board of Directors” on pages 11-13 of the Proxy Statement is amended and restated to read as follows:

Committees of the Board of Directors

As of December 31, 2024, our Board had established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. For the fiscal year ended December 31, 2024, the Board held five board meetings, four Audit Committee meetings, four Nominating and Corporate Governance Committee meetings and one Compensation Committee meeting. Each Director attended at least 75% of the combined number of meetings of the Board and meetings of committees on which he or she served during the fiscal year ended December 31, 2024.

The Company requires each Director to make a diligent effort to attend all Board and committee meetings, and encourages Directors to attend the annual meeting of stockholders. At the 2024 annual meeting of stockholders, all of the Directors attended virtually.

Audit Committee. The Audit Committee operates pursuant to an Audit Committee Charter approved by the Board. The charter sets forth the responsibilities of the Audit Committee, which include selecting or retaining each year an independent registered public accounting firm (the “auditors”) to audit the annual financial statements of the Company; reviewing and discussing with management and the auditors the annual audited financial statements of the Company, including disclosures made in management’s discussion and analysis, and recommending to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K; reviewing and discussing with management and the auditors the Company’s quarterly financial statements prior to the filing of its quarterly reports on Form 10-Q; pre-approving the auditors’ engagement to render audit and/or permissible non-audit services; evaluating the qualifications, performance and independence of the auditors; reviewing preliminary valuations of our Investment Adviser and independent valuation firms and recommending valuations to the Board; and recommending compensation of the Chief Financial Officer to the Board for determination. The Audit Committee is composed of each of the Independent Directors, whom, after the Meeting will be: Messrs. Pearlman, Reinfrank and Stein and Ms. Matas all of whom also are otherwise considered independent under NASDAQ Marketplace Rule 5605(a)(2). Ms. Matas serves as the Chairperson of the Audit Committee. The Board has determined that Messrs. Pearlman and Reinfrank and Ms. Matas each qualify as an “audit committee financial expert” as that term is defined under Item 401 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee Charter is available on the Company’s website (http://www.midcapfinancialic.com).

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting qualified nominees to be elected to the Board by stockholders; identifying, selecting or recommending qualified nominees to fill any vacancies on the Board or a committee thereof; developing and recommending to the Board a set of corporate governance principles applicable to the Company; overseeing the evaluation of the Board and management; and undertaking such other duties and responsibilities as may from time to time be delegated by the Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of each of the Independent Directors, whom, after the Meeting will be: Messrs. Pearlman, Reinfrank and Stein and Ms. Matas. Mr. Stein currently serves as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has adopted a written Nominating and Corporate Governance Committee Charter, which is available on the Company’s website (http://www.midcapfinancialic.com).

The Nominating and Corporate Governance Committee will consider stockholder recommendations for possible nominees for election as Directors when such recommendations are submitted in accordance with the Company’s current bylaws, the Nominating and Corporate Governance Committee Charter and any applicable law, rule or regulation regarding Director nominations. Nominations should be sent to Kristin Hester, Corporate Secretary, MidCap Financial Investment Corporation, 9 West 57th Street, New York, New York 10019. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of the ownership;

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the person’s consent to be named as a Director if selected by the Nominating and Corporate Governance Committee and nominated to the Board; and

•	If requested by the Nominating and Corporate Governance Committee, a completed and signed Director’s Questionnaire.

Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of the Board include, to the extent required, compliance with the independence and other applicable requirements of the federal securities laws, the listing standards of NASDAQ, and any other applicable laws, rules, or regulations; the ability to contribute to the effective management of the Company, taking into account the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with the Company’s management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; educational background, business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions, experience from service as a board member (including the Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations, and/or other life experiences; and personal and professional integrity, character, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate. The Board also believes it is appropriate for members of the Company’s management to serve as a member of the Board. In addition, although the Nominating and Corporate Governance Committee does not have a formal policy with regard to consideration of diversity in identifying Director candidates, the Nominating and Corporate Governance Committee may consider whether a potential candidate’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board’s membership and collective attributes. Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations.

Compensation Committee. The Compensation Committee is responsible for determining, or recommending to the Board for determining, the compensation of our Chief Executive Officer and all other executive officers, paid directly by us, if any. The Compensation Committee also assists the Board with all matters related to compensation, as directed by the Board. The Compensation Committee is composed of each of the Independent Directors, whom, after the Meeting will be: Messrs. Pearlman, Reinfrank and Stein and Ms. Matas, each of whom is not an interested person of us for purposes of the 1940 Act and the NASDAQ corporate governance rules. As shown below, none of our executive officers is directly compensated by us and, as a result, the Compensation Committee does not produce and/or review and report on executive compensation practices. The Compensation Committee Charter is available on our website (www.midcapfinancialic.com).

Co-Investment Committee. The Co-Investment Committee is responsible for reviewing and approving certain co-investment transactions pursuant to the exemptive order we received from the Securities and the Commission on May 14, 2025 (the “Order”). The Co-Investment Committee is comprised of all the Independent Directors.